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                                                                    EXHIBIT 99.5


         In connection with the filing by Grant Prideco, Inc. (the "Company") of
(i) a Registration Statement on Form S-8 with the Securities and Exchange Commission and (ii) a shelf Registration Statement on Form S-3 with the Securities and Exchange Commission (together, the "Registration Statements"), the undersigned consents to being named in the Registration Statements as a person who will be elected as a director of the Company effective April 14, 2000. The undersigned further consents to serve as a director of the Company and to the filing of this consent as an exhibit to the Registration Statements.

Dated: April 13, 2000

/s/ ROBERT A. RAYNE